CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2014, relating to the consolidated financial statements of Weyco Group, Inc. and subsidiaries (Weyco Group, Inc.) and the effectiveness of Weyco Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Weyco Group, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

August 22, 2014